UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 1, 2010
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 River Place, Suite 4950, Detroit, Michigan	48207

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act.
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events.
On September 1, 2010, United American Healthcare Corporation (the “Company”) issued a press release announcing that the Company has expanded the size of its Board of Directors from seven directors to ten, effective with the director elections to be held at the Company’s upcoming Annual Meeting of Shareholders on September 30, 2010. As a result, three additional directors will be elected at the meeting, two of which will serve until the 2011 Annual Meeting and one of which will serve until the 2013 Annual Meeting, bringing the total number of directors up for election to nine. The Company also announced the advanced notice deadline for nominations by shareholders for the three additional directors up for election at the upcoming Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 1, 2010, titled “United American Healthcare Corporation Announces Increase in Board Size and New Director Nominees”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2010	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ William L. Dennis
		Name:	William L. Dennis
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 1, 2010, titled “United American Healthcare Corporation Announces Increase in Board Size and New Director Nominees”

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